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                                                                    Exhibit 4.16

                             ASM INTERNATIONAL N.V.


                                  $100,000,000

                                Principal Amount

             5% Convertible Subordinated Notes due November 15, 2005

                               Purchase Agreement

                                November 14, 2001



                            CIBC WORLD MARKETS CORP.
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             5% Convertible Subordinated Notes due November 15, 2005

                            of ASM INTERNATIONAL N.V.

                            CIBC WORLD MARKETS CORP.


                                November 14, 2001



CIBC World Markets Corp.
425 Lexington Avenue, 6th Floor
New York, New York 10017

Dear Sirs and Madams:

         ASM International N.V., a public limited liability company organized under the laws of the Kingdom of the Netherlands (the "COMPANY"), proposes to issue and sell to CIBC World Markets Corp. ("CIBC" or the "INITIAL PURCHASER") an aggregate of $100,000,000 in principal amount of its 5% Convertible Subordinated Notes due November 15, 2005 (the "FIRM NOTES"), subject to the terms and conditions set forth herein. The Company also proposes to issue and sell to the Initial Purchaser not more than an additional $15,000,000 in aggregate principal amount of its 5% Convertible Subordinated Notes due November 15, 2005 (the "ADDITIONAL NOTES"), if requested by the Initial Purchaser as provided in Section 2 hereof. The Firm Notes and the Additional Notes are herein collectively referred to as the "NOTES." The Notes are to be issued pursuant to the provisions of an indenture (the "INDENTURE"), to be dated as of the Closing Date (as hereinafter defined), between the Company and Citibank, N.A., as trustee (the "TRUSTEE"), pursuant to which the Notes, as provided therein, will be convertible at the option of the holders thereof into the Company's common shares, E0.04 par value per share (the "COMMON SHARES"). The Notes and the Common Shares issuable upon conversion thereof are herein collectively referred to as the "SECURITIES." The Securities and the Indenture are more fully described in the Offering Circular (as hereinafter defined). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

    1. OFFERING CIRCULAR. The Notes will be offered and sold to the Initial Purchaser pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Company has prepared a preliminary Offering Circular, dated November 5, 2001 (the "PRELIMINARY OFFERING Circular"), and a final Offering Circular, dated November 14, 2001 (the "OFFERING CIRCULAR"), relating to the Notes.


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         Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

         "THIS NOTE AND ANY COMMON SHARES ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR OTHER EXEMPTIONS THEREFROM.

         THIS NOTE AND ANY COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
         (A)(1) TO A PERSON THAT THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT PRIOR TO SUCH TRANSFER PROVIDES TO THE TRUSTEE FOR THE NOTES A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES (THE FORM OF THE LETTER CAN BE OBTAINED FROM THE TRUSTEE OF THE NOTES), (4) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO ASM INTERNATIONAL N.V.) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS


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         OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

         THIS NOTE, ANY COMMON SHARES ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT."

         2. AGREEMENTS TO SELL AND PURCHASE.

                  (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, $100,000,000 principal amount of Firm Notes at a purchase price equal to 100% of the principal amount thereof (the "PURCHASE PRICE").

                  (b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions,
         (i) the Company agrees to issue and sell the Additional Notes and (ii) the Initial Purchaser shall have a right, but not the obligation, to purchase the Additional Notes, from the Company at the Purchase Price. Additional Notes may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Notes. The Initial Purchaser may exercise its right to purchase Additional Notes in whole or in part from time to time by giving written notice thereof to the Company at any time within 45 days after the date of this Agreement. Such notice shall specify the aggregate principal amount of Additional Notes to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date, (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given.

         3. TERMS OF OFFERING. The Initial Purchaser has advised the Company that the Initial Purchaser will make offers (the "EXEMPT RESALES") of the Notes purchased hereunder on the terms set forth in the Offering Circular, as amended or supplemented,


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solely to persons whom the Initial Purchaser reasonably believes to be
"qualified institutional buyers" as defined in Rule 144A under the Act ("ELIGIBLE PURCHASERS"). The Initial Purchaser will offer the Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

         This Agreement, the Indenture, and the Notes are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS."

         4. DELIVERY AND PAYMENT.

                  (a) Delivery of, and payment of the Purchase Price for, the Firm Notes shall be made at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, NY 10166, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m., New York City time, on November 19, 2001 or at such other time on the same date or such other date as the Initial Purchaser and the Company shall agree in writing. The time and date of such delivery and the payment for the Firm Notes are herein called the "CLOSING DATE."

                  (b) Delivery of, and payment for, any Additional Notes to be purchased by the Initial Purchaser shall be made at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, NY 10166 at 9:00 a.m., New York City time, on the date specified in the exercise notice given by the Initial Purchaser pursuant to Section 2(b) or such other time on the same or such other date as the Initial Purchaser and the Company shall agree in writing. The time and date of delivery and payment for any Additional Notes are hereinafter referred to as an "OPTION CLOSING DATE."

                  (c) One or more of the Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Notes (collectively, the "GLOBAL NOTE"), shall be delivered by the Company to the Initial Purchaser (or as the Initial Purchaser directs) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchaser of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Note shall be made available to the Initial Purchaser for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

         5. AGREEMENTS OF THE COMPANY. The Company hereby agrees with the Initial Purchaser as follows:


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                  (a) To advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, to confirm such advice in writing of (i) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction designated by the Initial Purchaser pursuant to Section 5(e), or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Circular or the Offering Circular untrue or that requires any additions to or changes in the Preliminary Offering Circular or the Offering Circular in order to make the statements therein not misleading. The Company shall use all reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or state regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws, the Company shall use all reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To furnish the Initial Purchaser and those persons identified by the Initial Purchaser to the Company as many copies of the Preliminary Offering Circular and the Offering Circular, any documents incorporated by reference therein, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request for the time period specified in Section 5(c). Subject to the Initial Purchaser's compliance with its representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Preliminary Offering Circular and the Offering Circular, any documents incorporated by reference therein, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchaser in connection with Exempt Resales.

                  (c) During such period as in the opinion of counsel for the Initial Purchaser an Offering Circular is required by law to be delivered in connection with Exempt Resales by the Initial Purchaser,
         (i) not to make any amendment or supplement to the Offering Circular of which the Initial Purchaser shall not previously have been advised or to which the Initial Purchaser shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchaser's reasonable request any amendment or supplement to the Offering Circular that may be necessary or advisable in connection with such Exempt Resales.

                  (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of


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         counsel to the Initial Purchaser, it becomes necessary to amend or supplement the Offering Circular in order to make the statements therein, in the light of the circumstances when the Offering Circular is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchaser, it is necessary to amend or supplement the Offering Circular to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to the Offering Circular so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Offering Circular will comply with applicable law, and to furnish to the Initial Purchaser and such other persons as the Initial Purchaser may designate such number of copies thereof as the Initial Purchaser may reasonably request.

                  (e) Prior to the sale of all Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchaser and counsel to the Initial Purchaser in connection with the registration or qualification of the Notes for offer and sale to the Initial Purchaser and pursuant to Exempt Resales under the state securities or Blue Sky laws in such states as the Initial Purchaser may reasonably request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation, other than as to matters and transactions relating to the Preliminary Offering Circular, the Offering Circular or Exempt Resales, in any jurisdiction in which it is not now so subject.

                  (f) So long as the Notes are outstanding, (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Company and its Subsidiaries (as defined in Section 6(b) hereof) on a consolidated basis (and a similar financial report of all unconsolidated Subsidiaries, if any), it being agreed that all such financial reports will include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Company's independent public accountants and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated Subsidiaries, if any) as of the end of and for such period, and for


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         the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year; provided, however, the Company's filing of the information specified herein with the Securities and Exchange Commission (the "COMMISSION") by EDGAR shall satisfy this provision with respect to such information.

                  (g) So long as the Notes are outstanding, to furnish to the Initial Purchaser as soon as available copies of all reports or other communications furnished by the Company to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and/or its Subsidiaries as the Initial Purchaser may reasonably request; provided, however, the Company's filing of information specified herein with the Commission by EDGAR shall satisfy this provision with respect to such information.

                  (h) So long as any of the Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available to any holder of Securities in connection with any sale thereof and any prospective purchaser of such Securities from such holder the information ("RULE 144A INFORMATION") required by Rule 144A(d)(4) under the Act.

                  (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and accountants of the Company in connection with the sale and delivery of the Notes to the Initial Purchaser and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Circular, the Offering Circular, any documents incorporated by reference and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchaser and persons designated by it in the quantities specified herein; (ii) all costs and expenses related to the transfer and delivery of the Notes to the Initial Purchaser and pursuant to Exempt Resales, including any transfer or other taxes payable thereon;
         (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Securities; (iv) all expenses in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing


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         or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchaser in connection with such registration or qualification and memoranda relating thereto); (v) the cost of printing certificates representing the Securities; (vi) all expenses and listing fees in connection with the application for quotation of the Notes in The PORTAL Market of the National Association of Securities Dealers, Inc. ("PORTAL"); (vii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture and the Notes; (viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC); (ix) any fees charged by rating agencies for the rating of the Notes; (x) all expenses and listing fees in connection with the application for listing the Common Shares issuable upon conversion of the Notes on the Nasdaq Stock Market's National Market (the "NASDAQ NATIONAL MARKET"); (xi) provided that the Initial Purchaser has paid the fees, disbursements and expenses of counsel to the Initial Purchaser in connection with the sale and delivery of the Notes to the Initial Purchaser and pursuant to Exempt Resales, up to $70,000 of such fees, disbursements and expenses to be reimbursed by the Company; and (xii) and all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

                  (j) To use all reasonable efforts to effect the inclusion of the Notes in PORTAL and to maintain the listing of the Notes on PORTAL for so long as the Notes are outstanding.

                  (k) To obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

                  (l) To cause the Common Shares issuable upon conversion of the Notes to be duly included for quotation on the Nasdaq National Market prior to the Firm Closing Date, subject to notice of official issuance. The Company will ensure that such Common Shares remain included for quotation on the Nasdaq National Market or any other national securities exchange following the Firm Closing Date for so long as any Common Shares remain registered under the Exchange Act.

                  (m) The Company shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Shares (other than the issuance of Common Shares upon conversion of the Notes and the issuance of Common Shares pursuant to the Equity Line Financing Agreement, dated as of July 6, 2000, between the Company and Canadian Imperial Holdings Inc., as amended as of March 9, 2001


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         (the "EQUITY LINE")) or any securities convertible into or exercisable or exchangeable for Common Shares, for a period of 60 days after the date hereof without the prior written consent of CIBC. Notwithstanding the foregoing, during such period (i) the Company may grant securities convertible into or exercisable or exchangeable for Common Shares pursuant to the Company's existing stock option or stock purchase plans and (ii) the Company may issue Common Shares upon the conversion or exchange of a convertible or exchangeable security outstanding on the date hereof. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by each of the directors and executive officers of the Company who beneficially own more than 1.0% of the Company's outstanding Common Shares to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 60 days after the date hereof, without the prior written consent of CIBC, (i) engage in any of the transactions described in the first sentence of this paragraph (whether such shares or any such securities are now owned by such individual or are hereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences associated with the ownership of any Common Shares (whether any such transactions described in clause (i) or (ii) are to be settled by the delivery of Common Shares or such other securities, in cash or otherwise). In addition, in such agreement each of such directors and executive officers of the Company will have agreed not to make any demand for or exercise any right with respect to the registration of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares during the period commencing on the date such person signs such agreement and ending 60 days after the date hereof without the prior written consent of CIBC.

                  (n) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Notes to the Initial Purchaser or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Notes under the Act.

                  (o) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

                  (p) To use all reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Notes.

                  (q) The Company will apply the net proceeds from the offering of the Securities in the manner set forth under "Use of Proceeds" in the Offering Circular.


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                  (r) If any payment of any sum due under this Agreement from the Company is made to or received by the Initial Purchaser or any controlling person of the Initial Purchaser in a currency other than freely transferable United States dollars, whether by judicial judgment or otherwise, the obligations of the Company, as the case may be, under this Agreement shall be discharged only to the extent of the net amount of freely transferable United States dollars that the Initial Purchaser or such controlling person, as the case may be, in accordance with normal bank procedures, are able to lawfully purchase with such amount of such other currency on the date of payment. To the extent that the Initial Purchaser or such controlling person is not able to purchase sufficient United States dollars with such amount of such other currency on the date of payment to discharge the obligations of the Company, as the case may be, to the Initial Purchaser or such controlling person, the obligations of the Company, as the case may be, to the Initial Purchaser or such controlling person, as the case may be, shall not be discharged with respect to such difference, and any such undischarged amount will be due as a separate obligation and shall not be affected by payment of or judgment being obtained for any other sums due under or in respect of this Agreement.

                  (s) The Company covenants and agrees with the Initial Purchaser that in any suit (whether in a court in the United States, the Netherlands or elsewhere) seeking enforcement of this Agreement,
         (i) no defense (other than a procedural defense) given or allowed by the laws of any other state or country shall be interposed in any suit, action or proceeding hereon unless such defense is also given or allowed by the laws of the State of New York or of the United States,
         (ii) if the plaintiffs thereon seek that a judgment otherwise awarded to the plaintiffs be awarded in either United States dollars or Netherlands currency, subject to Netherlands foreign currency control regulations, the Company will not interpose any defense or objection to or otherwise oppose the award of a judgment, if any, in such currencies except to the extent that such a judgment would violate the laws of the Netherlands, and (iii) if the plaintiffs therein seek to have any judgment (or any aspect thereof) awarded in Netherlands currency linked, for the period from entry of such judgment until actual payment thereof in full has been made, to changes in the United States dollar exchange rate with respect to the currency of the Netherlands, the Company will not interpose any defense or objection to or otherwise oppose inclusion of such linkage in any such judgment except to the extent that such a judgment would violate the laws of the Netherlands. The Company agrees that it will not initiate or seek to initiate any action, suit or proceeding, in the Netherlands or in any other jurisdiction other than in the United States, seeking damages or for the purpose of obtaining any injunction or declaratory judgment against the enforcement of, or declaratory judgment concerning any alleged breach by the Company of, or other claim by the Initial Purchaser in respect of, this Agreement or any of the Initial Purchaser's

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         rights under this Agreement, including, without limitation, any action, suit or proceeding challenging the enforceability of or seeking to invalidate in any respect the submission by the Company hereunder to the jurisdiction of federal or New York state courts or the designation of the laws of the State of New York as the law applicable to this Agreement.

         6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. As of the date hereof, the Company represents and warrants to, and agrees with, the Initial Purchaser that:

                  (a) The Preliminary Offering Circular and the Offering Circular (including the information incorporated by reference therein, collectively the "INCORPORATED DOCUMENTS") do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Circular or the Offering Circular (or any supplement or amendment thereto) based upon information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use therein. No stop order preventing the use of the Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued. The Incorporated Documents, at the time they were or hereafter are filed or last amended, as the case may be, with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

                  (b) Each of the Company and the subsidiaries of the Company listed on Schedule A hereto (the "SUBSIDIARIES") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Other than the Subsidiaries and NuTool, Inc., the Company does not control, directly or indirectly, or hold greater than a 5% interest in, any other corporation or other business organization. Each of the Company and its Subsidiaries has the corporate power and authority to carry on its business as described in the Offering Circular and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

                  (c) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. There are no preemptive or similar rights to subscribe for or to purchase or acquire any shares of capital stock of the Company or its Subsidiaries, and there are no restrictions upon the voting or transfer of the Common Shares, in either case pursuant to the Company's charter or by-laws or other governing documents or any agreement or other instrument to or by which the Company or any of its Subsidiaries is a party or is bound, except for rights pursuant to Netherlands law and the Articles of Association of the Company which have been waived. The Company has the authorized and outstanding capital stock as set forth in the Offering Circular, and except as described in the Offering Circular there have been no changes in the outstanding capital stock of the Company since the date set forth under the heading "Capitalization" in the Preliminary Offering Circular and the Offering Circular, except to the extent that certain outstanding options and warrants set forth in the footnotes thereto may have been exercised.

                  (d) All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and, except as set forth in the Offering Circular, are owned by the Company, directly or indirectly through one or more Subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "LIEN").

                  (e) This Agreement has been duly authorized, executed and delivered by the Company.

                  (f) The Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company, and assuming the due authority, execution and delivery by the Trustee, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (g) The Notes have been duly authorized and, when duly executed, delivered and authenticated in accordance with the provisions of the Indenture and when delivered and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing

         Date, the Notes will conform as to legal matters to the description thereof contained in the Offering Circular.

                  (h) The Notes are convertible into Common Shares in accordance with the terms of the Indenture; the Common Shares initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description thereof contained in the Offering Circular and will be duly authorized for listing on the Nasdaq National Market, subject to notice of official issuance. Neither the Notes nor the Common Shares issuable upon conversion of the Notes will be issued in violation of any preemptive rights, co-sale rights, rights of first refusal or other similar rights to subscribe for or to purchase or acquire any securities of the Company, or any restriction upon the voting or transfer of any securities of the Company, pursuant to the Company's charter or by-laws or any agreement or other instrument to or by which the Company or any of its Subsidiaries is a party or is bound. Except as disclosed in the Offering Circular, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any of its Subsidiaries or any security convertible into, or exercisable or exchangeable for, any such capital stock. The certificates evidencing the Common Shares issuable upon conversion of the Notes will be in due and proper legal form.

                  (i) Neither the Company nor any of its Subsidiaries is (i) in violation of its respective charter or by-laws, (ii) in default in the performance of any material obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective property is bound or (iii) in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a Material Adverse Effect.

                  (j) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company, compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency, including the Euronext Amsterdam ("EURONEXT AMSTERDAM") (except such as may be required under the securities or Blue Sky laws of the various states),
         (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its Subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its Subsidiaries or their respective property, including any rule or regulation of the NASD, Nasdaq or Euronext Amsterdam, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company or any of its Subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.

                  (k) There are no legal or governmental proceedings (including proceedings by or before Euronext Amsterdam or any other administrative authority) pending or known by the Company to be threatened to which the Company or any of its Subsidiaries is or could reasonably be expected to be a party or to which any of their respective property is or could reasonably be subject that could reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

                  (l) Each of the Company and its Subsidiaries is in compliance in all material respects with all material foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or wastes, pollutants or contaminants and protection of health or the environment ("ENVIRONMENTAL LAW") which are applicable to its business; (ii) neither the Company nor any of its Subsidiaries has received any written notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and its Subsidiaries has received all material permits, licenses and other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all material terms and conditions of any such permit, license or approval; (iv) to the Company's knowledge, no facts currently exist that will require the Company or its Subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) ("CERCLA 180") or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor any of its Subsidiaries has been named as a "potentially responsible party" under CERCLA 1980. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

                  (m) Neither the Company nor any of its Subsidiaries has violated any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect. None of the Company, its Subsidiaries or any director, officer or employee of the Company or its Subsidiaries has, in the course of such person's actions for, or on behalf of, the Company or its Subsidiaries, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; and none of the Company, its Subsidiaries, or to the Company's knowledge, any director, officer, employee, agent or other person acting on behalf of the Company or its Subsidiaries, has, in the course of such person's actions for, or on behalf of, the Company or its Subsidiaries made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (n) Each of the Company and its Subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and given all notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its Subsidiaries is in compliance with all the material terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including without limitation the receipt of any notice from any authority or governing body) that allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; except, in each case, where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

                  (o) The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens and defects, except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Offering Circular.

                  (p) The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent applications, patent rights, licenses, inventions, copyrights, copyright applications, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, logos and trade names ("INTELLECTUAL PROPERTY") necessary for or currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise to be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has given notice of, or is aware of, any third parties that are infringing or are in conflict with any rights of the Company or any of its Subsidiaries in any intellectual property that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; in each case except as described in the Offering Circular.

                  (q) Each agreement described in the Preliminary Offering Circular, the Offering Circular or the Incorporated Documents is in full force and effect and is valid and enforceable by the Company or a Subsidiary, as applicable, in accordance with its terms, assuming the due authorization, execution and delivery thereof by each of the other parties thereto except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) to the extent that rights to indemnity or contribution thereunder may be limited by federal and state securities laws or the public policy underlying such laws. None of the Company, any of its Subsidiaries, or to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under such agreement, and no event has occurred that with notice or lapse of time or both would constitute such a default, in any such case where such default or event would have a Material Adverse Effect. No default exists, and no event has occurred that with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any of its Subsidiaries of any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties or business may be bound or affected where such default or event would have a Material Adverse Effect.

                  (r) Except as disclosed in the Offering Circular, no relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries on the other hand, that would be required by the Act to be described in the Offering Circular if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed with the Commission.

                  (s) There is no (i) significant labor practice complaint, grievance or arbitration proceeding pending or threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of its Subsidiaries or (iii) union representation question existing with respect to the employees of the Company or any of its Subsidiaries, except in the case of clauses (i), (ii) and (iii) for such actions that singly or in the aggregate, would not have a Material Adverse Effect. To the Company's knowledge, no collective bargaining organizing activities are taking place with respect to the Company or any of its Subsidiaries.

                  (t) All material tax returns required to be filed by the Company and each of its Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided. The Company has adequately reserved for all taxes that have accrued but are not yet due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect, nor are there any material proposed additional tax assessments against the Company or any of its Subsidiaries. No agreements have been made, orders consented to or rulings concluded with any tax authority that could have a Material Adverse Effect.

                  (u) The accountants Deloitte & Touche Accountants that have certified the financial statements and supporting schedules included in the Preliminary Offering Circular and the Offering Circular are independent public accountants with respect to the Company, as required by the Act and the Exchange Act. The historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Circular and the Offering Circular comply as to form in all material respects with the requirements applicable to registration statements on Form F-3 under the Act.

                  (v) The historical financial statements, together with related schedules and notes forming part of the Preliminary Offering Circular and the Offering Circular (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its Subsidiaries on the basis stated or incorporated by reference in the Offering Circular at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth or incorporated by reference in the Preliminary Offering Circular and the Offering Circular (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                  (w) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Offering Circular, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                  (x) Except pursuant to the Equity Line, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company.

                  (y) Neither the Company nor any of its Subsidiaries nor any agent thereof acting on the behalf of any of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation G (12 C.F.R. Part
         207), Regulation T (12 C.F.R. Part

         220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part
         224) of the Board of Governors of the Federal Reserve System.

                  (z) No "nationally recognized statistical rating organization" as such term is defined for the purpose of Rule 436(g)(1) under the Act
         (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company, any securities of the Company or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any change in the outlook for any rating of the Company or any securities of the Company.

                  (aa) Since the respective dates as of which information is given in the Offering Circular, other than as set forth in the Offering Circular (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its Subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its Subsidiaries, (iii) neither the Company nor any of its Subsidiaries has incurred any material liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries, taken as a whole other than backlog orders received in the ordinary course of business, (iv) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with their respective assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree that would have a Material Adverse Effect; and (v) since the date of the latest consolidated balance sheet included in the Preliminary Offering Circular and the Offering Circular, except as reflected therein, neither the Company nor any of its Subsidiaries has (A) issued any securities other than the issuance of securities pursuant to the exercise of options granted under stock option plans or agreements existing prior to the date of the latest consolidated balance sheet included in the Preliminary Offering Circular and the Offering Circular, (B) entered into any material transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

                  (bb) The books, records and accounts of each of the Company and each of its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries, as applicable. Each of the Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principals and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (cc) Each of the Preliminary Offering Circular and the Offering Circular, as of their respective dates, contains all the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

                  (dd) When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

                  (ee) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company, or any of its representatives (other than the Initial Purchaser, as to whom the Company makes no representation) in connection with the offer and sale of the Notes contemplated hereby, including without limitation articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                  (ff) The Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Shares.

                  (gg) The Indenture is not required to be qualified under the TIA.

                  (hh) No registration under the Act of the Securities is required for the sale of the Securities to the Initial Purchaser as contemplated hereby or for the

         Exempt Resales assuming the accuracy of the Initial Purchaser's representations and warranties and agreements set forth in Section 7 hereof.

                  (ii) Each certificate signed by any officer of the Company and delivered to the Initial Purchaser or counsel for the Initial Purchaser shall be deemed to be a representation and warranty by the Company to the Initial Purchaser as to the matters covered thereby.

                  (jj) Neither the Company nor any of its Subsidiaries currently is, and the Company will use its best efforts so that none of them will become, a personal holding company within the meaning of Section 542 of the Internal Revenue Code of 1986, as amended (the "CODE"), for its current taxable year.

                  (kk) The Company is not and upon the consummation of the transactions described hereby and the application of the proceeds as described in the Offering Circular under the caption "Use of Proceeds" will not become a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1297 of the Code and will use its best efforts to continue to manage its business so as to avoid PFIC status. If the Company becomes a PFIC, it will comply with all the requirements of the Code so that its shareholders will be able to elect to treat the Company as a "qualified electing fund" within the meaning of section 1295 of the Code.

         The Company acknowledges that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and the Company hereby consents to such reliance.

         7. INITIAL PURCHASER'S REPRESENTATIONS AND WARRANTIES. The Initial Purchaser represents and warrants to, and agrees with, the Company:

                  (a) The Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Act (a "QIB"), with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Notes.

                  (b) The Initial Purchaser (A) is not acquiring the Securities with a view to any distribution thereof or with any present intention of offering or selling any of the Securities in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Securities only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A.

                  (c) The Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the

         Act) has been or will be used by the Initial Purchaser or any of its representatives in connection with the offer and sale of the Securities pursuant hereto, including without limitation articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (d) The Initial Purchaser agrees that, in connection with Exempt Resales, the Initial Purchaser will solicit offers to buy the Securities only from, and will offer to sell the Securities only to, Eligible Purchasers. The Initial Purchaser further agrees that it will offer to sell the Securities only to, and will solicit offers to buy the Securities only from, Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs, that agree that (A) the Securities purchased by them may be offered, resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Securities, only (i) to a person whom the seller reasonably believes is a QIB acquiring for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (ii) pursuant to an exemption from registration under the Act provided by Rule 144 thereunder (if available), (iii) to an institutional "accredited investor," as defined in Rule 501(a) (1),
         (2), (3) or (7) under the Act (an "ACCREDITED INSTITUTION") that prior to such transfer provides to the Trustee for the Notes a signed letter containing certain representations and agreement relating to the restriction on transfer of the Notes (the form of the letter to be obtained from the Trustee for the Notes), (iv) pursuant to an exemption from registration under the Act (if available) or (v) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of the United States or other jurisdictions and (B) such Eligible Purchasers will deliver to each person to whom such Securities or an interest therein is transferred a notice substantially to the effect of the foregoing.

                  (e) The Initial Purchaser acknowledges that, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to
         Section 9 hereof, counsel to the Company and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and the Initial Purchaser hereby consents to such reliance.

         8. INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless the Initial Purchaser, its directors, its officers and each person, if any, who controls the Initial Purchaser (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities and judgments (including without limitation any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular (or any amendment or supplement thereto), the Preliminary Offering Circular or any Rule 144A Information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished in writing to the Company by the Initial Purchaser; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Offering Circular shall not inure to the benefit of the Initial Purchaser if the Initial Purchaser failed to deliver an Offering Circular (as then amended or supplemented, provided by the Company to the Initial Purchaser in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Offering Circular.

                  (b) The Initial Purchaser agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company to the same extent as the foregoing indemnity from the Company to the Initial Purchaser but only with reference to information relating to the Initial Purchaser furnished in writing to the Company by the Initial Purchaser expressly for use in the Preliminary Offering Circular or the Offering Circular.

                  (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as they are incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchaser shall not be required to assume the defense of such action pursuant to this
         Section 8(c) but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchaser). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties, and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Initial Purchaser, in the case of the parties indemnified pursuant to
         Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the indemnified party.

                  (d) To the extent the indemnification provided for in this
         Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (after the Initial Purchaser's discounts or commissions, but before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchaser bear to the total price to investors of the Securities, in each case as set forth on the cover page of the Offering Circular. The relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Initial Purchaser exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

         9. CONDITIONS OF THE INITIAL PURCHASER'S OBLIGATIONS. The obligations of the Initial Purchaser to purchase the Firm Notes under this Agreement on the Closing Date and the Additional Notes, if any, on any Option Closing Date are subject to the satisfaction of each of the following conditions.

                  (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except that any representation or warranty already qualified as to materiality shall be true and correct in all respects) on the Closing Date, or on each Option Closing Date, if any, with the same force and effect as if made on and as of the Closing Date or on each Option Closing Date, if any.

                  (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including without limitation the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for the purpose of Rule 436(g)(i) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

                  (c) Since the respective dates as of which information is given in the Offering Circular, other than as set forth in the Offering Circular (exclusive of any amendments or supplements thereto after the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its Subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its Subsidiaries, (iii) neither the Company nor any of its Subsidiaries shall have incurred any liability or obligation, direct or contingent, and
         (iv) neither the Company nor any of its Subsidiaries shall have sustained any loss or interference with their respective assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree that, in case of any event described in the foregoing clause (i), (ii), (iii) or (iv), would have a Material Adverse Effect the effect of which, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Offering Circular.

                  (d) You shall have received on the Closing Date a certificate, dated the Closing Date, and on an Option Closing Date, if any, dated such Option Closing Date, signed by the President and the Chief Financial Officer of the Company, confirming the matters set forth in Sections 6(aa), 9(a) and 9(b) and stating that the Company has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date or relevant Option Closing Date, as the case may be.

                  (e) You shall have received on the Closing Date and on each Option Closing Date, if any, an opinion (subject to customary qualifications, limitations and exceptions and satisfactory to you and your counsel), addressed to you and dated such Closing Date or such Option Closing Date, as the case may be, of Stibbe, counsel for the Company, to the effect that:

                           (i) The Company has been duly organized and is
                  validly existing as a public limited liability company under the laws of the Kingdom of the Netherlands. To such counsel's knowledge, other than the Subsidiaries listed on Schedule A to this Agreement and NuTool, Inc., the Company does not control, directly or indirectly, or hold greater than a 5% interest in, any other corporation or other business organization.

                           (ii) The Company has all requisite corporate power
                  and authority to own, lease and license its assets and properties and conduct its business as described in the Offering Circular and to enter into, deliver and perform this Agreement and to issue and sell the Securities.

                           (iii) The authorized capital stock of the Company
                  conforms in all material respects as to legal matters to the description thereof contained in the Offering Circular.

                           (iv) The Securities have been duly authorized by the
                  Company and when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement (and assuming the Securities and the Indenture were governed by Netherlands law), will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

                           (v) The Common Shares to be issued upon conversion of
                  the Notes have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable. Neither the Notes nor the Common Shares issuable upon conversion of the Notes will be issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or to purchase or acquire any securities of the Company, or any restriction upon the voting or transfer of any securities of the Company, pursuant to the Company's charter or by-laws or, to such counsel's knowledge, any agreement or other instrument to or by which the Company or any of its Subsidiaries is a party or is bound.

                           (vi) All necessary corporate action has been duly and
                  validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Securities.

                           (vii) The execution, delivery and performance of this
                  Agreement and the other Operative Documents by the Company, compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency of the Netherlands other than the filing of the Offering Circular with the Securities Board of the Netherlands (Stichting Toezicht Effectenverkeer),
                  (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Articles of Association of the Company or, to such counsel's knowledge, any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its Subsidiaries, taken as a whole, to which to the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule or regulation or, to such counsel's knowledge, any judgment, order or decree of any court or any governmental body or agency of the Netherlands, (iv) to such counsel's knowledge, result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or their respective property is bound, or (v) to such counsel's knowledge, result in the termination, suspension or revocation of any Authorization of the Company or its Subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.

                           (viii) The Company is not (i) in violation of its
                  Articles of Association, (ii) to such counsel's knowledge, in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their property is bound or (iii) to such counsel's knowledge, in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation of any court or governmental body or agency of the Netherlands, where the consequences of such violation would have a Material Adverse Effect.

                           (ix) To such counsel's knowledge, there is no
                  litigation or governmental or other proceeding or investigation, before any Netherlands court or before or by any Netherlands public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company which would have a Material Adverse Effect.

                           (x) To such counsel's knowledge, the Company owns,
                  possesses or has obtained all governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business as presently conducted, except where the failure to so own, possess or obtain would not have a Material Adverse Effect; and to such counsel's knowledge, neither the Company nor any of its Netherlands Subsidiaries has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders approvals or authorizations.

                           (xi) The Indenture has been duly authorized. When
                  executed and delivered by the Company (and assuming the Indenture were governed by Netherlands law), the Indenture will be the valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms.

                           (xii) The statements in the Offering Circular under
                  the captions "Description of Share Capital," "Risk Factors - Risks Relating to Our Business - Our anti-takeover provisions and our settlement agreement with Applied Materials may prevent a beneficial change of control" (to the extent relating to anti-takeover provisions), "Risk Factors - Risks Relating to This Offering - You may have difficulty protecting your rights as an investor and in enforcing civil liabilities because we are a Netherlands limited liability company" and "Enforceability of Civil Liabilities" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein in all material respects.

                           (xiii) Under exchange control regulations currently
                  in effect, there are no authorizations or consents required from any governmental or regulatory body in the Netherlands to provide nonresidents of the Netherlands the right to freely repatriate to non-Netherlands currency all amounts received with respect to the Securities that were purchased with non-Netherlands currency, whether as payment of principal or interest, as a dividend, as a liquidating distribution or as proceeds from the sale of such Securities, subject to applicable tax withholding.

                           (xiv) To the extent that Netherlands law is
                  applicable, the Company has, as provided in Section 12 of this Agreement, duly and irrevocably appointed Corporation Service Company as its agent to receive service of process in any action against it in any federal or state court sitting in the county of New York arising out of or in connection with the offering contemplated by this Agreement.

                           (xv) Under the laws of the Netherlands, the
                  submission by the Company to the jurisdiction of any federal or state court sitting in the county of New York and the designation of the law of the State of New York to apply to the Operating Documents is binding upon the Company.

                           (xvi) There is no rule under Netherlands law that
                  would prevent the validity and enforceability of the lock-up agreements executed by the persons listed in Section 5(m) of this Agreement, assuming that each of such lock-up agreements has been duly executed by the relevant person and duly and validly delivered by such persons, and that each such lock-up agreement shall then constitute the legal, valid and binding obligation of each such person enforceable against each such person in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                                    In addition, such counsel shall state that
                  although it has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Circular (other than with regard to the opinions set forth in paragraph (xii) above), such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Initial Purchaser and counsel for the Initial Purchaser, at which the contents of the Offering Circular and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Circular (other than with regard to the opinions set forth in paragraph
                  (xii) above), and have not made any independent check or verification thereof, during the course of such participation, no facts have come to such counsel's attention that would cause such counsel to believe that the Offering Circular, as of its date or as of the Closing Date (or relevant Option Closing Date, as the case may be), contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not comment with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Offering Circular).

                  (f) You shall have received on the Closing Date and on each Option Closing Date, if any, an opinion (subject to customary qualifications, limitations and exceptions and satisfactory to you and your counsel), addressed to you and dated such Closing Date or such Option Closing Date, as the case may be, of Quarles & Brady Streich Lang LLP, United States counsel for the Company, to the effect that:


                           (i) Assuming that the law of the State of Arizona
                  were to govern, the Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

                           (ii) The execution, delivery and performance of this
                  Agreement and the other Operative Documents by the Company, compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency of the United States,
                  (ii) to such counsel's knowledge, conflict with or constitute a breach of any of the terms or provisions of, or a default under, any indenture, loan agreement, mortgage, lease or other agreement or instrument that has been deemed a material contract under the standard of Section 4 to the instructions as to the exhibits for Form 20-F promulgated by the Commission and has accordingly been filed with the Commission, (iii) violate any applicable law or any rule or regulation or, to such counsel's knowledge, any judgment, order or decree of any court or any governmental body or agency of the United States,
                  (iv) to such counsel's knowledge, result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or their respective property is bound, or (v) to such counsel's knowledge, result in the termination, suspension or revocation of any Authorization of the Company or its Subsidiaries or result in any other material impairment of the rights of the holder of any such Authorization.

                           (iii) To such counsel's knowledge except as disclosed
                  in the Offering Circular, there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company which would have a Material Adverse Effect.

                           (iv) Assuming that the law of the State of Arizona
                  were to govern, when executed and delivered by the Company, the Indenture will be the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                           (v) The Company is not an "investment company" as
                  such term is defined in the Investment Company Act of 1940, as amended.

                           (vi) The statements in the Offering Circular under
                  the captions "Description of the Notes," the first, third, fourth, seventh, eighth and tenth paragraphs under "Plan of Distribution," "Taxation - Summary of United States Federal Income Tax Considerations," "Risk Factors - Risks Relating to Our Business - Claims or litigation regarding intellectual property rights could seriously harm our business or require us to incur significant costs" and "Risk Factors - Risks Relating to Our Business - Our anti-takeover provisions and our settlement agreement with Applied Materials may prevent a beneficial change of control" (to the extent relating to Applied Materials, Inc.), insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein in all material respects.

                           (vii) Assuming (i) the Initial Purchaser is a
                  "qualified institutional buyer" within the meaning of Rule 144A of the Act and (ii) the accuracy of the representations and warranties and compliance with the agreements of the Company in Section 6(ee) of this Agreement and of the Initial Purchaser in Section 7 of this Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser under this Agreement or in connection with the initial resale of the Securities by the Initial Purchaser in accordance with Section 7 of the Purchase Agreement and the Offering Circular to register the Securities under the Act, or to qualify the Indenture under the Trust Indenture Act, it being understood that no opinion need be expressed as to any subsequent resale of any of the Notes or the Common Shares issuable upon conversion of any of the Notes.

                           (viii) Each of the lock-up agreements executed by the
                  persons listed in Section 5(m) of this Agreement, to the extent such matters are governed by the law of the State of Arizona, has been duly and validly delivered by each such person and constitutes the legal, valid and binding obligation of each such person enforceable against each such person in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, whether applied by a court of law or equity.

                           In addition, such counsel shall state that although
                  it has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Circular (other than with regard to the opinions set forth in paragraph
                  (vi) above), such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Initial Purchaser and counsel for the Initial Purchaser, at which the contents of the Offering Circular and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Circular (other than with regard to the opinions set forth in paragraph (vi) above), and have not made any independent check or verification thereof, during the course of such participation, no facts have come to such counsel's attention that have caused such counsel to believe that the Offering Circular, as of its date or as of the Closing Date (or relevant Option Closing Date, as the case may be), contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not comment with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Offering Circular).

                  (g) You shall have received on the Closing Date and on each Option Closing Date, if any, an opinion (subject to customary qualifications, limitations and exceptions and satisfactory to you and your counsel), addressed to you and dated such Closing Date or such Option Closing Date, as the case may be, of Baker & McKenzie, Netherlands tax counsel for the Company, to the effect that:


                           (i) The statements in the Offering Circular under the
                  caption "Taxation," insofar as such statements constitute a summary of the Netherlands tax laws referred to therein, are accurate and fairly summarize the matters referred to therein in all material respects.

                           (ii) No capital duty, stamp duty, or other issuance
                  or transfer taxes or duties, other than Netherlands capital duty payable by the Company, are payable in connection with or as a result of (i) the sale and delivery of the Securities being sold pursuant to this Agreement or (ii) the execution, delivery or performance of this Agreement.

                           (iii) Neither the holders of the Securities to be
                  issued in the offering contemplated by this Agreement nor the Initial Purchaser will be deemed resident, domiciled, carrying on business or subject to taxation (other than withholding tax) in the Netherlands solely by reason of the holding of the Securities, the execution, delivery or performance of this Agreement or the direct or indirect receipt of any dividends or distributions on capital stock from the Company, provided that neither the holders of the Securities nor the Initial Purchaser have a substantial interest or deemed substantial interest in the Company (as the concept of "substantial interest" is described in the Offering Circular under the caption "Taxation").

                  (h) You shall have received on the Closing Date and on each Option Closing Date, if any, an opinion (subject to customary qualifications, limitations and exceptions and satisfactory to you and your counsel), each addressed to you and dated such Closing Date or such Option Closing Date, as the case may be, of each counsel listed in paragraphs A to F below, with respect to each Subsidiary or Subsidiaries set forth next to such counsel's name, substantially to the effect that:


                           (i) Such Subsidiary is validly existing, and, to the
                  extent such concept exists in such Subsidiary's jurisdiction, is in good standing, under the laws of its jurisdiction. To such counsel's knowledge, other than the Subsidiaries listed on Schedule A to this Agreement, such Subsidiary does not control, directly or indirectly, or hold greater than a 5% interest in, any other corporation or other business organization.

                           (ii) Such Subsidiary has all requisite corporate
                  power and authority to own, lease and license its assets and properties and conduct its business as described in the Offering Circular.

                           (iii) Such Subsidiary is duly qualified and is in
                  good standing as a foreign corporation authorized to do business in the jurisdictions listed in such opinion.

                           (iv) All of the outstanding shares of capital stock
                  of such Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and to our knowledge based on review of corporate stock registries are owned by the Company, directly or indirectly, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

                           (v) The execution, delivery and performance of this
                  Agreement and the other Operative Documents by the Company, compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency of such Subsidiary's jurisdiction, (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of such Subsidiary or, to such counsel's knowledge, any indenture, loan agreement, mortgage, lease or other agreement or instrument that has been deemed a material contract of the Company under the standard of Section 4 to the instructions as to the exhibits for Form 20-F promulgated by the Commission and accordingly has been filed with the Commission, (iii) violate or conflict with any applicable law or any rule or regulation or, to such counsel's knowledge, any judgment, order or decree of any court or any governmental body or agency of such Subsidiary's jurisdiction, (iv) to such counsel's knowledge, result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which such Subsidiary is a party or by which such Subsidiary or its respective property is bound, or (v) to such counsel's knowledge, result in the termination, suspension or revocation of any Authorization of such Subsidiary or result in any other material impairment of the rights of the holder of any such Authorization.

                           (vi) To such counsel's knowledge, there is no
                  litigation or governmental or other proceeding or investigation, before any court in the jurisdiction of such Subsidiary or before or by any public body or board in the jurisdiction of such Subsidiary pending or threatened against, or involving the assets, properties or businesses of, the Company or such Subsidiary which would have a Material Adverse Effect.

                           (vii) To such counsel's knowledge, such Subsidiary
                  owns, possesses or has obtained all governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business as presently conducted, except where the failure to so own, possess or obtain would not have a Material Adverse Effect; and to such counsel's knowledge, neither the Company nor such Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders approvals or authorizations.

                           (viii) There are no exchange control regulations of
                  such Subsidiary's jurisdiction that would limit the ability of a shareholder to convert dividend payments made by such Subsidiary into other currencies which are freely transferable out of such Subsidiary's jurisdiction.

                           (ix) There is no tax, duty, levy, impost, deduction,
                  charge or withholding imposed or, to our knowledge, pending or proposed, by such Subsidiary's jurisdiction or any political subdivision thereof or taxing authority therein or any federation or organization or similar entity of which it is a member either on or by virtue of any payment of dividends or distributions on capital stock by such Subsidiary; and neither the holders of the Securities nor the Initial Purchaser will be deemed resident, domiciled, carrying on business or subject to taxation in such Subsidiary's jurisdiction solely by reason of the holding of the Securities or the direct or indirect receipt of any dividends or distributions on capital stock from such Subsidiary.

                           (A) Stibbe, counsel for the Company with respect to
                  ASM Europe B.V. (such counsel may include such opinion with the opinion rendered by such counsel pursuant to Section 9(e) hereof).

                           (B) Quarles & Brady Streich Lang LLP, counsel for the
                  Company with respect to ASM America, Inc. (such counsel may include such opinion with the opinion rendered by such counsel pursuant to Section 9(f) hereof).

                           (C) Jennifer Cheung & Co., local counsel for the
                  Company in Hong Kong, with respect to ASM Pacific Technology Limited, ASM Assembly Automation Limited, ASM Assembly Materials Limited and ASM Pacific Investment Limited.

                           (D) Sumio Takeuchi Law Offices, local counsel for the
                  Company in Japan, with respect to ASM Japan, K.K.

                           (E) Conyers, Dill & Pearman, local counsel for the
                  Company in the Cayman Islands, with respect to ASM Pacific Technology Limited and ASM Pacific International Marketing Limited.

                           (F) Smeets Thesseling van Bokhorst, local counsel for
                  the Company in the Netherlands Antilles, with respect to Advanced Semiconductor Materials (Netherlands Antilles) N.V.

                  (i) The Initial Purchaser shall have received on the Closing Date and on each Option Closing Date, an opinion, dated the Closing Date, of Gibson, Dunn & Crutcher LLP, counsel for the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser.

                  (j) The Initial Purchaser shall have received, at the time this Agreement is executed and at the Closing Date and each Option Closing Date, if any, letters dated the date hereof or the Closing Date or an Option Closing Date, as the case may be, from Deloitte & Touche Accountants, independent public accountants, in form and substance satisfactory to the Initial Purchaser containing the information and statements of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained and incorporated by reference in the Offering Circular.

                  (k) The Notes shall have been approved by the National Association of Securities Dealers, Inc. for trading and duly listed in PORTAL.

                  (l) The Initial Purchaser shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company and the Trustee.

                  (m) The Company shall not have failed at or prior to the Closing Date or each Option Closing Date, if any, as the case may be, to perform or comply with all of the agreements contained herein and required to be performed or complied with by the Company at or prior to the Closing Date or Option Closing Date, as the case may be.

                  (n) The Representatives shall have received lock-up agreements executed by each person identified in Section 5(m).

                  (o) The Initial Purchaser shall have received on the Closing Date and on each Option Closing Date a certificate of the transfer agent of ASM Pacific Technology Ltd. ("ASMPT"), dated as of a date that is within three business days prior to such Closing Date or Option Closing Date, setting forth the total number of outstanding shares of capital stock of ASMPT and the number of such shares that are owned of record by ASM Netherlands Antilles N.V., and based on the information set forth in such certificate, ASM Netherlands Antilles N.V. shall own a majority of the outstanding shares of capital stock of ASMPT; provided, however, that if such a certificate is not available, the Initial Purchaser shall have received instead on each Closing Date and on each Option Closing Date a certificate, addressed to the Initial Purchaser and dated such Closing Date or Option Closing Date, of the chief executive officer or the chief financial officer of the Company stating that ASM International N.V. directly and through ASM Netherlands Antilles N.V. owns a majority of the outstanding shares of capital stock of ASMPT.

                  (p) The management board of the Company shall have adopted a resolution appointing an agent for service of process in New York as contemplated by Section 12 of this Agreement, and the Initial Purchaser shall have received on each Closing Date and on each Option Closing Date a certificate, addressed to the Initial Purchaser and dated such Closing Date or Option Closing Date, of the chief financial officer of the Company, certifying that such resolution has been duly adopted, has not been rescinded or modified and remains in full force and effect.

                  (q) The Company shall have furnished or caused to be furnished to the Initial Purchaser such further certificates or documents as the Initial Purchaser shall have reasonably requested.

         10. EFFECTIVENESS OF AGREEMENT AND TERMINATION.

                  (a) This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchaser by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities, any act of terrorism, any declaration of war by the Congress of the United States or the Netherlands government, or any other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or the Netherlands or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Offering Circular, (ii) the suspension or material limitation of trading, or the material disruption in the settlement of such trading, in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade, the Nasdaq National Market or Euronext Amsterdam or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange (including Euronext Amsterdam) or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal, state or Netherlands statute, regulation, rule or order of any court or other governmental authority that in your judgment has had a Material Adverse Effect, (v) the declaration of a banking moratorium by either federal, New York state or Netherlands authorities or (vi) the taking of any action by any federal, state, local or Netherlands government or agency in respect of its monetary or fiscal affairs that in your judgment has a material adverse effect on the financial markets in the United States or the Netherlands.

                  (b) If on the Closing Date, or an Option Closing Date, if any, as the case may be, the Initial Purchaser shall fail or refuse to purchase the Notes and arrangements satisfactory to the Initial Purchaser and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part the Company. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, or such Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Circular or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve the Initial Purchaser from liability in respect of any default of the Initial Purchaser under this Agreement.

         11. MISCELLANEOUS.

                  (a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company to ASM International N.V., Jan van Eycklaan 10, 3723 BC Bilthoven, The Netherlands, Attention: Robert de Bakker, with copies to Stibbe, Strawinskylaan 2001, 1077 ZZ Amsterdam, the Netherlands, Attention:
         Maurits van den Wall Bake and to Quarles & Brady Streich Lang LLP, One Renaissance Square, 2 North Central, Phoenix, Arizona 85004, Attention:
         P. Robert Moya; and (ii) if to the Initial Purchaser, c/o CIBC World Markets Corp., 2420 Sand Hill Road, Suite 300, Menlo Park, CA 94025,
         Attention: Charlie Bullock, with a copy to Barbara L. Becker, Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, NY 10166, in any case to such other address as the person to be notified may have requested in writing.

                  (b) The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Initial

         Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect and will survive delivery of and payment for the Securities regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, the officers or directors of the Initial Purchaser, any person controlling the Initial Purchaser, the Company, the officers or directors of the Company, or any person controlling the Company,
         (ii) acceptance of the Securities and payment for them hereunder and
         (iii) termination of this Agreement.

                  (c) If for any reason the Notes are not delivered by or on behalf of the Company as required herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company agrees to reimburse the Initial Purchaser for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by it. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to
         Section 5(i). The Company also agrees to reimburse the Initial Purchaser and the officers, directors and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by it in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 8).

                  (d) Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchaser, the Initial Purchaser's directors and officers, any controlling persons referred to herein, the directors of the Company and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Securities from the Initial Purchaser merely because of such purchase.

                  (e) This Agreement shall be governed and construed in accordance with the laws of the State of New York, including without limitation, Section 5-1401 of the New York General Obligations Law.

                  (f) This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

         12. AGENT FOR SERVICE, SUBMISSION TO JURISDICTION, WAIVER OF
             IMMUNITIES.

                  By the execution and delivery of this Agreement, the Company hereby designates and appoints Corporation Service Company, as the authorized agent of the Company, upon whom process may be served in any suit, proceeding or other action against the Company instituted by the Initial Purchaser or by any person controlling the Initial Purchaser as to which the Initial Purchaser or any such controlling person is a party and based upon this Agreement, or in any other action against the Company in any federal or state court sitting in the County of New York, arising out of the offering made by the Offering Circular or any purchase or sale of securities in connection therewith. The Company expressly accepts jurisdiction of any such court in respect of any such suit, proceeding or other action and, without limiting other methods of obtaining jurisdiction, expressly submits to nonexclusive personal jurisdiction of any such court in respect of any such suit, proceeding or other action. Such designation and appointment shall be irrevocable, unless and until a successor authorized agent in the County and State of New York reasonably acceptable to the Initial Purchaser shall have been appointed by the Company, such successor shall have accepted such appointment and written notice thereof shall have been given to the Initial Purchaser. The Company further agrees that service of process upon its authorized agent or successor (and written notice of said service to the Company mailed by certified mail or delivered, as provided in Section 11(a) hereto) shall be deemed in every respect personal service of process upon the Company in any such suit, proceeding or other action. In the event that service of any process or notice of motion or other application to any such court in connection with any such motion in connection with any such action or proceeding cannot be made in the manner described above, such service may be made in the manner set forth in conformance with the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents on Civil and Commercial Matters or any successor convention or treaty. The Company hereby irrevocably waives any objection that it may have or hereafter have to the laying of venue of any such action or proceeding arising out of or based on the Securities or this Agreement or otherwise relating to the offering, issuance and sale of the Securities in any federal or state court sitting in the County of New York and hereby further irrevocably waives any claim that any such action or proceeding in any such court has been brought in an inconvenient forum. The Company agrees that any final judgment after exhaustion of all appeals or the expiration of time to appeal in any such action or proceeding arising out of the sale of the Securities or this Agreement rendered by any such federal court or state court shall be conclusive, and subject to the limitations on enforcement set forth in the opinion referred to in Section 9(e) hereof, may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing contained in this Agreement shall affect or limit the right of the Initial Purchaser to serve any process or notice of motion or other application in any other manner permitted by law or limit or affect the right of the Initial Purchaser to bring any action or proceeding against the Company or any of its property in the courts of any other jurisdiction. The Company further agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designations and appointments or such substitute designations and appointments in full force and effect for a period of six years from the date hereof. The Company hereby agrees with the Initial Purchaser to the exclusive jurisdiction of the courts of the State of New York, or the federal courts sitting in the County of New York, in connection with any action brought by the Company.

         Please confirm that the foregoing correctly sets forth the agreement between the Company and the Initial Purchaser by signing in the space provided below.



                                        Very truly yours,

                                        ASM INTERNATIONAL N.V.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

CIBC WORLD MARKETS CORP.


By:
   ------------------------------------
   Name:
   Title:

                                   SCHEDULE A
                                  SUBSIDIARIES

ASM Netherlands Antilles N.V.

ASM Pacific Technology Ltd. (subsidiary of ASM Netherlands Antilles N.V.)

ASM Assembly Automation Ltd. (subsidiary of ASM Pacific Technology Ltd.)

ASM Assembly Materials Ltd. (subsidiary of ASM Pacific Technology Ltd.)

ASM Assembly Products B.V. (subsidiary of ASM Pacific Technology Ltd.)

ASM Assembly Technology Co, Ltd. (subsidiary of ASM Pacific Technology Ltd.)


ASM Pacific International Marketing Ltd. (subsidiary of ASM Pacific Technology Ltd.)

ASM Pacific Investments Ltd. (subsidiary of ASM Pacific Technology Ltd.)

ASM Pacific KOR Ltd. (subsidiary of ASM Pacific Technology Ltd.)

ASM Assembly Equipment Bangkok Limited (subsidiary of ASM Pacific Technology
Ltd.)

ASM Technology Singapore Pte. Ltd. (subsidiary of ASM Pacific Technology Ltd.)

ASM Technology (M) Sdn. Bhd. (subsidiary of ASM Pacific Technology Ltd.)

Capital Equipment Distribution Ltd. (subsidiary of ASM Pacific Technology Ltd.)

Shenzhen ASM Micro Electronic Technology Co. Ltd. (subsidiary of ASM Pacific Technology Ltd.)

ASM Precision Machinery Manufactory Ltd. (subsidiary of ASM Pacific Technology Ltd.)

ASM Assembly Equipment (M) Sdn. Bhd. (subsidiary of ASM Pacific Technology Ltd.)

ASM Assembly Equipment Trading (Shanghai Co. Ltd.) (subsidiary of ASM Pacific Technology Ltd.)

ASM Pacific (Bermuda) Ltd. (subsidiary of ASM Pacific Technology Ltd.)

ASM Asia Ltd. (subsidiary of ASM Pacific Technology Ltd.)

ASM America Inc.

ASM Pacific Assembly Products Inc. (subsidiary of ASM America Inc.)

ASM Japan K.K.

ASM Microchemistry Oy NanoPhotonics AG ASM Europe B.V.

ASM France SARL (subsidiary of ASM Europe B.V.)

ASM Belgium N.V. (subsidiary of ASM Europe B.V.)

ASM United Kingdom Sales B.V. (subsidiary of ASM Europe B.V.)

ASM Germany Sales B.V. (subsidiary of ASM Europe B.V.)

ASM Italia SRL (subsidiary of ASM Europe B.V.)

ASM China Ltd.

ASM Wafer Process Equipment Ltd.

ASM Far East Marketing Ltd. (subsidiary of ASM Wafer Process Equipment Ltd.)

ASM Korea Ltd.

ASM Wafer Processing Equipment Singapore Pte. Ltd.